Exhibit (r)(3)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints MALLARY REZNIK AND MANDA GHAFERI, or each of them, as his true and lawful attorneys-in fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any all capacities, to sign any and all amendments (including pre-and post-effective amendments) to the Registration Statements listed below, for which AMERICAN GENERAL LIFE INSURANCE COMPANY serves as Depositor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; (iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS:

Registrant Name	File Nos.
Variable Separate Account	333-185778	333-185840	333-185837	333-185786
811-03859	333-185780	333-185797	333-185831	333-185808
	333-185784	333-185798	333-185818	333-198223
	333-185762	333-185799	333-185820	333-223017
	333-185787	333-185801	333-185815	333-213338
	333-185775	333-185838	333-185816
	333-185791	333-185800	333-185788
Variable Annuity Account One	333-185802
811-04296
Variable Annuity Account Two	333-185821
811-08626
Variable Annuity Account Four	333-185803
811-08874
Variable Annuity Account Five	333-185793	333-185826	333-185814	333-185813
811-07727	333-185804	333-185822	333-185809
	333-185829	333-185824	333-185811
	333-185825	333-185828	333-185810
Variable Annuity Account Seven	333-185790	333-185795	333-185807	333-185832
811-09003	333-185794	333-185806
Variable Annuity Account Nine	333-185834	333-185835	333-185841	333-185842
811-21096
AGL Separate Account A	033-44745	033-44744
811-01491
AGL Separate Account VL-R	333-151576	333-80191	333-129552	333-137817
811-08561	333-146948	333-53909	333-109613	333-143072
	333-43264	333-42567	333-90787	333-144594
	333-82982	333-103361	333-65170	333-153093
	333-89897	333-118318	333-87307	333-153068
333-196172
AGL Separate Account VUL	333-102301
811-05794
AGL Separate Account VUL-2	333-102300	333-102299
811-06366

AGL POA - 1

Registrant Name	File Nos.
AGL Separate Account I	333-185785	333-185839	333-185817	333-185823
811-05301	333-185819	333-185827	333-185836	333-185805
	333-185789	333-185843	333-185796	333-185785
AGL Separate Account II	333-185761	333-185812	333-185830
811-04867	333-185833	333-185782
AGL AG Separate Account A	333-185844	333-185792
811-08862
AG Separate Account D	333-25549	002-49805	333-81703	333-40637
811-02441	033-43390	333-109206	333-70667	033-57730
AGL Separate Account VA-1	333-102302
811-07781
AGL Separate Account VA-2	333-102303
811-01990

AGL POA - 2

POWER OF ATTORNEY

Signature	Title	Date

/s/ KEVIN T. HOGAN KEVIN T. HOGAN	Director, Chairman, Chief Executive Officer, and President	April 15, 2019

/s/ KATHERINE A. ANDERSON KATHERINE A. ANDERSON	Director, Senior Vice President and Chief Risk Officer	April 10, 2019

/s/ DON W. CUMMINGS DON W. CUMMINGS	Director, Senior Vice President and Controller	April 23, 2019

/s/ THOMAS J. DIEMER THOMAS J. DIEMER	Director, Executive Vice President and Chief Financial Officer	April 11, 2019

/s/ JANA W. GREER JANA W. GREER	Director and Chief Executive Officer, Individual Retirement	April 12, 2019

/s/ MICHAEL P. HARWOOD MICHAEL P. HARWOOD	Director, Senior Vice President, Chief Actuary and Corporate Illustration Actuary	April 10, 2019

/s/ STEPHEN A. MAGINN STEPHEN A. MAGINN	Director, Senior Vice President and Chief Distribution Officer	April 16, 2019

/s/ JONATHAN J. NOVAK JONATHAN J. NOVAK	Director and President, Institutional Markets	April 23, 2019

/s/ RODNEY E. RISHEL RODNEY E. RISHEL	Director and President, Life Insurance	April 10, 2019

/s/ CRAIG A. SABAL CRAIG A. SABAL	Director, Senior Vice President and Chief Investment Officer	April 17, 2019

AGL POA - 3